Exhibit 99.1

 SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT FOR THE MINT LEASING, INC.

Persons interested in purchasing shares of The Mint Leasing, Inc. (the “Company”) must return this completed subscription agreement along with a wire transfer, check or money order for their total payment, payable only to:

THE MINT LEASING, INC.
323 N. LOOP WEST, HOUSTON, TEXAS 77008

If and when accepted by us, this subscription agreement shall constitute a subscription for shares of our common stock subject to the terms and conditions set forth in this subscription agreement and the Company's Final Prospectus filed with the Securities and Exchange Commission on _____________, 2012 (the “Prospectus”).  It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion.

An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock will be issued to you shortly thereafter.

Method of payment: [  ] Check or [  ] Money Order payable only to: The Mint Leasing, Inc.

I hereby irrevocably tender this subscription agreement for the purchase of _____________ shares at $_____ per share. With this subscription agreement, I tender payment in the amount of $__________ for the shares subscribed.

In connection with this investment, I represent, warrant and covenant as follows:

(a)	I am a bona fide resident of the State of ________________________.

(b)
I have been provided a copy of and have read, reviewed and have been provided an opportunity to ask questions regarding the Company’s Prospectus and have no outstanding or unanswered questions regarding the Company or the Prospectus as of the date of this subscription agreement.

(c)
That no person has made any written or oral representation to me that: (a) any person will resell or purchase the shares subscribed for; (b) any person will refund the purchase price of the shares; or (c) as to the future price or value of the shares.

(d)
I have been provided with all materials and information requested by either me, my counsel, or others representing me, including any information requested to verify information furnished. There has been made available to both myself and my advisors the opportunity to ask questions of, and receive answers from the Company and its directors, officers, employees and representatives concerning the terms and conditions of this offering and to obtain any additional information desired necessary to verify the accuracy of the information provided.

(e)	I have sufficient assets to easily pay my subscription to the Company, and my subscription to the Company is not unreasonably large when compared with my total financial capability.

(f)
I am under no legal disability nor am I subject to any order, which would prevent or interfere with my execution, delivery and performance of this Subscription Agreement or my purchase of the shares.  The shares are being purchased solely for my own account and not for the account of others and for investment purposes only.  I have no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the shares.

(g)	The representations and warranties of subscriber shall survive the purchase of the shares and the consummation of the transactions contemplated herein.

THE PURCHASE OF SHARES OF THE MINT LEASING, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR, PRIOR TO ANY INVESTMENT OR PURCHASE OF THE MINT LEASING, INC. SHARES SHOULD THOROUGHLY READ THE PROSPECTUS RELATING TO THIS OFFERING, INCLUDING, BUT NOT LIMITED TO THE “RISK FACTORS” INCLUDED THEREIN.

Type of ownership: (You must check one box)

.	Individual	.	Custodian for __________
.	Tenants in Common	.	Uniform Gifts to Minors Act of the State of: __________
.	Joint Tenants with rights of Survivorship	.	Corporation (Inc., LLC, LP) – Please List all officers, directors, partners, managers, etc.:
.	Trust
.	Community Property	.	Other (please explain)

IN WITNESS WHEREOF, I have executed this Subscription Agreement this _____day of ______________, 2012.

______________________________________
Name (Please Print)[if Tenants in Common or Joint Tenants, all subscribers should sign]

______________________________________
Signature

______________________________________
If entity, name of entity and signatory’s position with entity

______________________________________
Social Security, Social Insurance or Tax Identification Number

Principal Address of Subscriber

______________________________________
Street Address

______________________________________
City & State/Province         Zip or Postal Code

This Subscription for ______________ Shares is hereby accepted this ____ day of _____________, 2012.

THE MINT LEASING, INC.

By:______________________________

Printed Name: ________________________

Its:______________________________